CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 2-83724, 33-12324, 33-38267 and 33-55587) pertaining to the
Transamerica Corporation Employee Stock Savings Plan of our report dated February 18, 1999, with respect to the financial statements of Transamerica Corporation Employees Stock Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1998.


                                              Ernst & Young LLP

Los Angeles, California
March 29, 1999